Exhibit 10.5

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

[***] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMMITTED MATERIAL HAS BEEN FILED SEPERATELY WITH THE COMMISSION.

FOTIC China Foreign Economy and Trade Trust Co., Ltd.

Jinghua No. 5 Project Service Agreement

FOTIC · Jinghua No. 5 Project Service Agreement

Contract No.: 095 2014-Q095 001 001JH

Party A: China Foreign Economy and Trade Trust Co., Ltd. (FOTIC)

Legal Representative: Lin Yang

Address: 6th Floor, Central Tower, Chemsunny World Trade Center, 28 Fuxingmennei Street, Xicheng District, Beijing

Party B: Shenzhen Fanhua United Investment Group Co., Ltd.

Address: 1913A. 13B, Luohu Business Centre, 2028 Shennan Dong Road, Luohu District, Shenzhen

Legal Representative: Bin Zhai

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FOTIC China Foreign Economy and Trade Trust Co., Ltd.

Jinghua No. 5 Project Service Agreement

DEFINITIONS

Trust Contract: Refers to FOTIC · Jinghua Structure Fund 5 Trust Plan—Structure Funds Trust Contract—Subordinated Level (095 2014-X095 001 001JHC) entered into between the trustor/subordinated beneficiary and the trustee.

Trustor/senior beneficiary: The trustor who is entitled to senior right among the trustors when trustors and beneficiaries are the same persons.

Trustor/subordinated beneficiary: The trustor who is entitled to subordinated right among the trustors when trustors and beneficiaries are the same persons.

This Trust Plan: Refers to the structure funds trust under FOTIC · Jinghua Structure Fund 5 Trust Plan—Structure Funds Trust Contract—Subordinated Level (Contract No. 095 2014-X095 001 00JHC), and FOTIC · Jinghua Structure Fund 5 Trust Plan—Structure Funds Trust Contract—Senior Level (Contract No. 095 2014-X095 001 001JHY) established by Party A and the senior trustor. Party A has been entrusted to act as the only trustee of the said trust.

This Series Trust: A series of trust projects initiated and established by Party A, with Party A as the trustee and Party B providing loan management service, including but not limited to: Jinghua No. 6 Fund Trust Series Project and Jinghua Structure Fund 5 Trust Plan.

Precipitation fund: Refers to the cash balance in the trust property account of this Trust.

Coverage ratio: The ratio between the trust principal belonging to the senior beneficiary and the trust principal belonging to the subordinated beneficiary in this Trust.

Amount receivable: The sum of the principal, interest and stamp duty payable by the clients since the effective date of this Trust.

Amount received: The sum of the principal, interest and stamp duty actually paid by the clients since the effective date of this Trust.

Non-performing loan ratio of overall assets: 100%*balance of non-performing loans/balance of all loans

(1)	Non-performing loans refer to the loans that are overdue for more than 90 days (including the loans for which Party B has paid loan loss provision and acquired creditor’s rights).

(2)	Balance of all loans refers to the balance of all the credit assets formed from the loans issued in this Trust and Jinghua No. 6 and managed by Party B under entrustment.

(3)	Balance of non-performing loans refers to the balance of non-performing loans among all the credit assets formed from the loans issued in this Trust and Jinghua No. 6 and managed by Party B under entrustment.

(4)	The balance of all loans and the balance of non-performing loans exclude the loans that have been written off.

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FOTIC China Foreign Economy and Trade Trust Co., Ltd.

Jinghua No. 5 Project Service Agreement

Service Agreement: Refers to the Personal Loan Service and Management Agreement as well as its supplementary agreements entered into between Party A and Party B. Unless otherwise provided herein, the definitions of the terms used in this Agreement are the same as those in the Trust Contract.

WHEREAS,

I.	At the request of the trustor/senior beneficiary and the trustor/subordinated beneficiary, Party A established “FOTIC · Jinghua Structure Fund 5 Trust Plan”. Party A provides financing service for this Trust Plan by raising primary funds.

II.	The trustor/subordinated beneficiary promises that it will use an agreed proportion of its trust property in FOTIC · Jinghua Structure Fund 5 Trust Plan—Structure Funds Trust Contract—Subordinated Level (Contract No.: 095 2014-X095 001 001JHC) to guarantee the trust principal and earnings of the senior right trust.

NOW THEREFORE, in order to protect the interests of the trustor/senior beneficiary in this Trust Plan and realize successful financing of the project, Party A and Party B enter into the following project service agreement through friendly negotiations and under the principles of voluntariness, equality, fairness, honesty and good faith

I. Rights and Obligations of Party A

1.1 Party A recommends a trustor/senior beneficiary according to the financing demand of this Trust Plan and organizes and collects senior funds.

1.2 In the financing period, if the property of the trust plan is not enough to pay the financing principal and financing cost, and the trustor/subordinated beneficiary of this Trust Plan fails to supplement subordinated trust funds in full on schedule, Party B shall additionally pay the financing principal and financing cost in form of acquiring the senior trust benefit right. If Party B fails to pay the financing principal and financing cost of each issue on schedule, Party A shall have the right to unilaterally transfer money from the trust account by force, stop issuing trust loans, monitor and retain the balance of the trust account according to relevant provisions of Annex 2, require Party B to pay all financing principal and cost, and take judicial measures, such as applying for freezing of the account of Party B, applying for a payment order and taking a legal action. The financing period and the starting date of the financing period are subject to the Confirmation of Basic Information of Financing of each issue signed by the two parties according to the format in Annex 1.

1.3 The financing scale of each issue is subject to the Confirmation of Basic Information of Financing of each issue signed by the two parties according to the format in Annex 1.

1.4 In the financing period, when the non-performing loan ratio of overall assets under this Series Trust managed by Party B exceeds 6%, Party A shall have the right to require Party B to control the non-performing loan ratio below 6%, and to unilaterally retain the funds. The specific retention plan is as follows:

(1)	If Party B can quickly control the non-performing loan ratio below 6%, then Party A shall have the right to decide whether to release the retained funds according to the actual condition (including: level of decreased non-performing loan ratio; whether the daily collection of funds is timely and in full; the date of redemption of senior right).

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FOTIC China Foreign Economy and Trade Trust Co., Ltd.

Jinghua No. 5 Project Service Agreement

(2)	If Party B fails to control the non-performing loan ratio below 6% within 1 month, then the fund retention ratio of Party A will be 20% (amount of retained funds/sum of principal and expected earnings of senior trust benefit right of each issue, the same below).

(3)	If Party B fails to control the non-performing loan ratio below 6% within 2 months, then the fund retention ratio of Party A will be 50%.

(4)	If Party B fails to control the non-performing loan ratio below 6% within 3 months, then the fund retention ratio of Party A will be 100%. The senior right is redeemed in advance.

When the non-performing loan ratio of overall assets under this Series Trust exceeds 10%, Party A shall have the right to unilaterally stop issuing loans. If the retained fund is enough to redeem senior principal and interest, they shall be redeemed in advance.

1.5 When under this Trust Plan the circumstance arises under which fund retention measure shall be taken, Party A shall have the right to stop providing subsequent financing service for this Trust Plan.

II. Rights and Obligations of Party B

2.1 Party B shall promptly provide detailed data of this financing project according to the requirements of Party A, including the business plan and description of this project, and truthfully fill in relevant forms. If there are photocopies, Party B shall affix its seal to them as proof.

2.2 In the executing process of this Agreement, Party B shall try its best to provide necessary support and convenience for the work of Party A.

2.3 In case of litigation, arbitration, or public opinion event arising out of the project involving Party A and caused by Party B or Party B’s related parties, Party B shall be responsible for handling and bear all costs, but Party A shall give full cooperation, including but not limited to: timely signing and delivering various legal documents for litigation, arbitration, etc. to Party B.

III. Coverage Ratio

In the trust plan period, the coverage ratio between senior trust principal and subordinated trust principal shall not be higher than 3: 1 at any point in time. The actual coverage ratio is determined by Party A based on the fund status of Party B at the time of financing for each issue, and is subject to the Confirmation of Basic Information of Financing for each issue signed by the two parties according to the format in Annex 1.

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FOTIC China Foreign Economy and Trade Trust Co., Ltd.

Jinghua No. 5 Project Service Agreement

IV. Financing Cost

4.1 The annualized financing cost of each issue equals the senior trust fund of the current issue × the annualized financing interest rate of the current issue. The financing period is the existing period of the senior trust of the current issue. The specific financing cost, financing period and starting and ending dates are subject to the Confirmation of Basic Information of Financing of each issue issued by Party A, confirmed by Party B and signed according to the format in Annex 1 hereto. The annualized financing interest rate of this project is ***%/year.

4.2 The financing cost consists of the following items:

4.2.1 Trust earnings of the trustor/senior beneficiary of the current issue;

4.2.2 Senior trustee remuneration collected by Party A;

4.3 Calculation method of financing cost;

Financing cost=Senior trust principal of the current issue × Financing interest rate of the current issue × number of days of actual occupancy of senior trust principal of the current issue /365

The calculation result of specific financing cost is subject to the Confirmation of Basic Information of Financing of each issue issued by Party A, confirmed by Party B and signed according to the format in Annex 1 hereto.

4.4 The billing base of financing cost is the trust principal of the senior right trust of the current issue. Its amount is determined according to the Confirmation of Basic Information of Financing of each issue signed according to the format in Annex 1 hereto and the amount stated in relevant confirmation letter.

4.5 Payment Method:

4.5.1 Financing cost is borne by the trust property, and transferred and paid in a lump on the date of distribution of trust earnings of senior beneficiary.

4.5.2 In the financing period, if the property of the trust plan is not enough to pay the financing principal and financing cost and the subordinated beneficiary fails to supplement the subordinated trust funds in full on schedule, Party B shall pay the financing principal and financing cost in form of acquiring the senior trust benefit right. If Party B fails to pay the financing principal and financing cost of each issue on schedule, Party A shall have the right to monitor and retain the balance of the trust account according to relevant provisions of Annex 2, and require Party B to complete the payment of the financing principal and cost within 6 months.

V. Breach of Contract

5.1 One party shall be liable to the other party for any loss or damage caused by its act of violating this Agreement (including any of its annexes hereto), but neither party shall be liable to any indirect loss or damage incurred of the other party. For the avoidance of doubts, a party’s violation of any provision on time limit under any annex hereto will constitute a default hereunder, unless otherwise the violation is caused by a technical reason that is uncontrollable by the two parties or by a force majeure event.

5.2 Both parties shall strictly perform its obligations hereunder. If any party fails to perform or fully perform or delays performing its obligations hereunder or violates its commitments hereunder, it shall bear the liability for breach of contract.

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FOTIC China Foreign Economy and Trade Trust Co., Ltd.

Jinghua No. 5 Project Service Agreement

VI. Force Majeure

6.1 If a party (“the affected party”) is obstructed, prevented or delayed from performing any of its obligations hereunder due to a force majeure event:

6.1.1 The obligations of the affected party hereunder shall be suspended in the duration of the force majeure event and within the scope of its obstruction, prevention or delay;

6.1.2 After occurrence of the force majeure event, the affected party shall notify the other party in the quickest and reasonable way of the force majeure event, the date of occurrence and the impact of the force majeure event on its ability to perform its obligations hereunder;

6.1.3 If the affected party fails to comply with the provisions in Article 8.1.2, its rights in Article 8.1.1 shall be suspended until it notifies the other party of the force majeure event, the starting date of the force majeure event and the impact of the force majeure event on its ability to perform its obligations hereunder;

6.1.4 The affected party shall make all reasonable efforts to reduce the impact of the force majeure event on its performance of its obligations hereunder; and

6.1.5 After the end of the force majeure event, the affected party shall notify the other party in the quickest and reasonable way that the force majeure event has ended and shall re-perform its obligations hereunder.

6.2 In this article, “force majeure event” means any event that is unforeseeable, insurmountable and unavoidable and prevents the affected party from fully or partially performing this Agreement, including but not limited to: floods, fires, droughts, typhoons, earthquakes and other natural disasters, traffic accidents, strikes, turmoils, riots and wars (declared or not declared) and government acts or omissions. For the avoidance of doubts, any change of law is not a force majeure event.

VII. Applicable Laws and Resolution of Disputes

7.1 The signing, validity, interpretation, performance and dispute resolution of this Agreement shall comply with Chinese laws and regulations.

7.2 For any dispute arising from or in connection with this Agreement, the parties concerned shall first negotiate or resolve it through mediation; if the negotiation or mediation fails, the following method (2) will be adopted to resolve it:

(1)	Submit the dispute to Beijing Arbitration Commission for arbitration in Beijing according to the arbitration rules that prevail at the time of submission. The arbitral award is final and binding on all parties.

(2)	Submit the dispute to the People’s Court in the place where Party A is located, for resolution.

7.3 Except for the clauses in dispute, the two parties shall continue to perform their obligations in accordance with the provisions hereof.

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FOTIC China Foreign Economy and Trade Trust Co., Ltd.

Jinghua No. 5 Project Service Agreement

VIII. Notices

8.1 Under the precondition of not affecting other provisions hereof, the notices or other correspondences related to this Agreement can be sent to the other party according to the provisions hereof in any of the ways specified below and shall be deemed effectively delivered under the following situations:

8.1.1 A notice made in writing and sent by a specific person or courier shall be deemed effectively delivered on the date of personal delivery.

8.1.2 The notice sent by telex shall be deemed effectively delivered on the date when the acknowledgement of the receiving party is received.

8.1.3 A notice sent by facsimile shall be deemed effectively delivered on the date when the responsible employee of the receiving party receives the fax in a readable form (the two parties agree that the sending party is responsible to prove reception, which shall not be satisfied by the sending report generated by the fax machine of the sending party).

8.1.4 A notice sent by certified mail or registered mail (air mail if it is sent abroad) or equivalent mail (a receipt is needed) shall be deemed effectively delivered on the date of delivery or attempted delivery.

8.1.5 A notice sent from an electronic information system shall be deemed effectively delivered on the date of receipt of electronic information.

If the date of delivery (or attempted delivery) or the date of receipt (if applicable) is not a working day or a notice is delivered after 18: 00 of a working day of the commercial bank, the notice shall be deemed delivered on next working day.

8.2 Either party may change the details of the address, telex, facsimile number and electronic information system for its reception of notices or other correspondences by issuing a notice to the other party. Any such change shall not affect any party’s performance of its obligations hereunder.

IX. Miscellaneous

9.1 Party A and Party B undertake that in order to reach and/or perform this Agreement, their or their related parties’ directors, managers, employees, agents or consultants have not violated and will not violate any relevant laws and regulations by directly or indirectly providing funds, gifts or other items of value or services for any government official, or any relevant people including the directors, managers, employees, agents or consultants of the other party hereto, any relevant third party and their related parties, or engaging in any other bribery.

Party A and Party B confirm that any violation of the foregoing provisions by any party hereto will result in damage to the other party and the violating party shall pay a penalty to the other party as indemnity. The amount of the penalty is all the income that the party violating the foregoing provisions may obtain.

9.2 This Agreement is made in duplicate, with each party holding one copy and both copies have the same legal effect. The Agreement shall take effect on the date when the legal representatives or authorized representatives of the two parties sign and affix their official seals or contract seals to it. The Agreement is signed in Chinese and shall have the same legal effect.

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FOTIC China Foreign Economy and Trade Trust Co., Ltd.

Jinghua No. 5 Project Service Agreement

9.3 This Agreement constitutes all the agreements and consensus reached between the two parties on the subject matter of this Agreement, and supersedes all verbal communications and prior written documents previously reached for this project.

9.4 Annex 1 and Annex 2 shall be an integral part of the Project Service Agreement and has the same effect as the text of the contract.

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FOTIC China Foreign Economy and Trade Trust Co., Ltd.

Jinghua No. 5 Project Service Agreement

(This page has no text and is a signature page)

Party A: (Signature & seal)

[Seal] [Contract Seal of China Foreign Economy and Trade Trust Co., Ltd.]

Legal Representative or Authorized Representative: [Seal] [Seal of Weihui Xu]

Party B: (Signature & seal)

[Seal] [Shenzhen Fanhua United Investment Group Co., Ltd.]

Legal Representative or Authorized Representative: [Seal] [Bin Zhai]

Signed on: 19 December 2014

Signed at: Chemsunny World Trade Center, 28 Fuxingmennei Street, Xicheng District, Beijing

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Annex 1 Confirmation of Basic Information of Financing

According to the fund demand of Jinghua No. 5, the funds have been raised for this round of financing. Details are as follows:

Agreement signed: FOTIC · Jinghua Structure Fund 5 Trust Plan – Issue

Starting and ending dates of the financing:

From                to

Financing scale:                yuan only (in figures: ¥                only)

Financing interest rate: Based on the financing scale stated in this confirmation letter, the annual interest rate is ***%.

Financing period: 12 months

Ratio between the principal of senior beneficiary and the principal of subordinated beneficiary: No higher than 3: 1

Payment time and method:

(1)	The financing cost of the current issue is paid on the distribution date of trust earnings of senior beneficiary. Financing principal and remaining financing cost are paid on the expiry date of the senior trust.

(2)	If the property of the trust plan is not enough to pay the financing principal and financing cost 12 months after expiration of the financing of this issue, Party B shall pay the financing principal and financing cost in form of acquiring senior trust benefit right. If Party B fails to pay the financing principal and financing cost of each issue on schedule, Party A shall have the right to monitor and retain the balance of the trust account according to relevant provisions of Annex 2, and require Party B to complete the payment of the financing principal and cost within 6 months.

Calculation method of financing cost:

Financing cost=senior trust principal of the current issue × financing interest rate of the current issue × number of days of actual occupancy of senior trust principal of the current issue /365

Information of the fund collection account:

Account holder: China Foreign Economy and Trade Trust Co., Ltd.

Bank:

Account No.:

Party A: China Foreign Economy and Trade Trust Co., Ltd.

:

Party B: Shenzhen Fanhua United Investment Group Co., Ltd.

                                                                                          Date

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Annex 2 Trust Account Balance Monitoring and Retention Measures

Supposing: The sum of the principal and earnings of senior beneficiary is A yuan; the primary due date is T, days are calendar days, and if the time point of monitoring is a holiday, it will be postponed to next working day, then:

For T+90 days, the precipitation fund in the trust account shall not be less than A×20%;

For T+120 days, the precipitation fund in the trust account shall not be less than A×50%;

For T+150 days, the precipitation fund in the trust account shall not be less than A×80%;

For T+170 days, the precipitation fund in the trust account shall not be less than A×100%.

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